SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

June 26, 2008

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors; Appointment of
                   Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2008, TXCO Resources Inc.'s (the "Company") Board of Directors (the "Board") approved the promotion of Gary Grinsfelder to the position of President and a restructuring of certain management functions. James E. Sigmon, formerly President, Chief Executive Officer and Chairman of the Board, relinquished the title of President.  In conjunction with his promotion, the Board:

•	granted Mr. Grinsfelder 75,000 shares of the Company's common stock that will vest in three equal annual installments,
•	increased his salary to $315,000 annually, and
•	amended his change of control agreement to provide three times his annual salary to be paid in the event of a qualifying change of control, rather than two times his annual salary.

The changes were effective immediately.

Mr. Grinsfelder is responsible for oversight of Geology, Land, Investor Relations, Human Resources and Legal departments.  J. Jeff Bookout continues as Chief Operating Officer, responsible for Reservoir Engineering, Drilling, Production and Tar Sands.  P. Mark Stark continues as Chief Financial Officer, responsible for Accounting, Finance, Treasury and Information Technology.  All three officers continue to report to Mr. Sigmon, Chairman of the Board and Chief Executive Officer.

The Company issued a press release announcing the promotion of Gary Grinsfelder and the restructuring of certain management functions on June 30, 2008.  The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 9.01:  Financial Statements and Exhibits

Exhibit Number	Description

99.1	TXCO's June 30, 2008 Press Release entitled "TXCO Resources Names Gary Grinsfelder President"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TXCO Resources Inc.

Dated: June 30, 2008	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)

Exhibit Number	Description

99.1	TXCO's June 30, 2008 Press Release entitled "TXCO Resources Names Gary Grinsfelder President"

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